UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2014

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 23, 2014, Applied Industrial Technologies, Inc. (“Applied”) entered into a Stock Purchase Agreement (the “Agreement”) with Alex Dan Knox (“Dan”) and Dayton Scott Knox (“Scott”). Each of Dan and Scott is a “Seller” and together are “Sellers.”

Pursuant to the Agreement, Applied will acquire all of the issued and outstanding shares of Knox Oil Field Supply, Inc. (“Knox”) for an aggregate purchase price of $132.82 million United States dollars ($132,820,000) subject to certain adjustments and holdbacks. The acquisition is expected to be completed around July 1, 2014, upon expiration of the Hart-Scott-Rodino waiting period and satisfaction of certain other customary conditions.

Applied and Sellers have made representations, warranties, covenants and indemnities in the Agreement that are customary in transactions of this type.

Knox provides parts and repair, installation and maintenance services and supplies to the upstream oil and gas industry.

The foregoing summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

10.1	Stock Purchase Agreement made as of May 23, 2014, by and between Applied Industrial Technologies, Inc. and Sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: May 27, 2014

EXHIBIT INDEX

Exhibit No.    Description

10.1	Stock Purchase Agreement dated May 23, 2014, among Applied Industrial Technologies, Inc., Alex Dan Knox and Dayton Scott Knox.